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                                                                    EXHIBIT 23.3
     After the two-for-three stock split discussed in Note 9(b) to FirePond, Inc.'s consolidated financial statements is effected, we expect to be in a position to render the following audit report.



                                                      Deloitte & Touche LLP

Minneapolis, Minnesota
November 12, 1999

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of FirePond, Inc. on Form S-1 of our report dated December 30, 1997 (November __, 1999 as to
Note 9(b)), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





Minneapolis, Minnesota
November __, 1999